EXHIBIT 99.01

Chegg Reports First Quarter 2021 Financial Results and Raises Full Year Guidance
Total Revenue Increased 51% Year-Over-Year

SANTA CLARA, Calif., May 3, 2021 /BUSINESS WIRE/ -- Chegg, Inc. (NYSE:CHGG), a Smarter Way to Student®, today reported financial results for the three months ended March 31, 2021.

“We are in a unique position to impact the future of the higher education ecosystem,” said Dan Rosensweig, CEO & President of Chegg, Inc., “Our strong brand and momentum will allow us to continue to grow and take advantage of the ever-expanding opportunities in the learner economy.”

Q1 2021 Highlights:

•Total Net Revenues of $198.4 million, an increase of 51% year-over-year
•Chegg Services Revenues grew 62% year-over-year to $162.4 million, or 82% of total net revenues, compared to 76% in Q1 2020
•Net Loss was $65.2 million which included a $78.2 million loss on early extinguishment of debt related to 2025 notes
•Non-GAAP Net Income was $46.4 million
•Adjusted EBITDA was $57.1 million
•4.8 million: number of Chegg Services subscribers, an increase of 64% year-over-year
•356 million: total Chegg Study content views

Total net revenues include revenues from Chegg Services and Required Materials. Chegg Services primarily includes Chegg Study, Chegg Writing, Chegg Math Solver, Chegg Study Pack, Mathway, and Thinkful. Required Materials includes print textbooks and eTextbooks.

For more information about non-GAAP net income and adjusted EBITDA, and a reconciliation of non-GAAP net income to net loss, and adjusted EBITDA to net loss, see the sections of this press release titled “Use of Non-GAAP Measures,” “Reconciliation of Net Loss to EBITDA and Adjusted EBITDA,” and “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Business Outlook:

Second Quarter 2021

•Total Net Revenues in the range of $188 million to $190 million
•Chegg Services Revenues in the range of $166 million to $168 million
•Gross Margin between 69% and 70%
•Adjusted EBITDA in the range of $72 million to $74 million

Full Year 2021

•Total Net Revenues in the range of $790 million to $800 million
•Chegg Services Revenues in the range of $675 million to $685 million
•Gross Margin between 68% and 69%
•Adjusted EBITDA in the range of $275 million to $280 million

For more information about the use of forward-looking non-GAAP measures, a reconciliation of forward-looking net income to EBITDA and adjusted EBITDA for the second quarter 2021 and full year 2021, see the below sections of the press release titled “Use of Non-GAAP Measures,” and “Reconciliation of Forward-Looking Net Income to EBITDA and Adjusted EBITDA.”

An updated investor presentation and an investor data sheet can be found on Chegg’s Investor Relations website http://investor.chegg.com.

Prepared Remarks - Dan Rosensweig, CEO Chegg, Inc.

Thank you Tracey and welcome everyone to Chegg’s Q1 2021 earnings call. Even as Covid is receding in the United States, we know many are still dealing with real challenges, so we hope all of you and your families are healthy and well. And despite the ongoing global uncertainty, Chegg has had a tremendous start to the year. I want to thank our team for their focus and execution to deliver on our student first mission to ensure learners around the world have the support and the resources they need. And while our U.S. business remains incredibly strong, we are very excited about our significant international growth and are on our way to exceeding our 1 million subscriber goal.
We continue to fire on all cylinders and our Q1 results reflect the popularity and importance of Chegg’s services which experienced 64% subscriber growth, reaching a record 4.8 million subscribers in the quarter. To put that in perspective, it is almost 1 million more subscribers than we had in all of 2019. And our overall year-over-year revenue grew by 51%. These results and continued momentum give us the confidence to, once again, raise our full year guidance and Andy will walk you through the financial details shortly.
Direct-to-consumer platforms, like Chegg, who own the relationship with their customer, own the data, their channels of distribution, and their content, are in the best position to serve their customers, grow faster, and be more profitable at scale. Having that relationship and data allows Chegg to more effectively and immediately differentiate our services and respond faster to our students’ evolving needs. We believe our ability to invest in our existing services and add new and better services, while increasing margins, puts Chegg in a unique position to impact the future of the higher education ecosystem. Our market is only getting bigger and more important, and we are excited about Chegg’s position to lead and capture these new growth areas.
Content quality, comprehensiveness, and effectiveness are the moat that allows Chegg to provide overwhelming value to students. This quarter we added 6 million new solutions to our expert Q&A database, which now has more than 59 million solutions, and 33% of the new questions came from our international subscribers. The more expert-generated content we offer and the higher the quality, the better our growth, renewals, and retention for students in the U.S. and around the world. This supports our view that Chegg Services are truly global in nature. This also applies to newly added services like Mathway, which we acquired last year and invested in, which led to accelerated growth due to the strength of the Chegg brand, our reach, and our platform. Our vision of offering overwhelming value to students is exemplified by the introduction of our Chegg Study Pack bundle, which more and more of our customers are subscribing to. And, with our continued efforts around limiting account sharing, we are seeing positive impact in customer acquisition and an increased lifetime value.
Covid-19 was a wakeup call for the education industry with many now trying to rapidly transition online. For those of you who are new to our story, Chegg Services were built from the beginning to support students online, on-demand, with high quality differentiated content, in multiple modalities, on every device, whether they are on campus or off campus. Chegg is focused on providing world class academic services that help students master their subjects, better understand their course material, and have better outcomes on their learning journey. In addition, we have expanded our offerings to include skills-based learning, as it is clear more people will have to learn more things over the course of their careers, particularly for tech-enabled jobs. Although the skills category is early for us, we believe it represents an enormous opportunity for Chegg on a global basis in the coming years.
We believe education must evolve to meet the changing needs of modern students. Students today are older, many have children, have jobs, have less time and they need and deserve more support. The learner economy supports them by helping more learners access more subjects, more modalities, and more content from expert educators to help them take their education and careers into their own hands. Both the number of students and the length of time they will spend learning are dramatically expanding, which is why Chegg will meet this opportunity by continuing to invest in expert high-quality content of all types, from even more sources, to become a unified global learning platform for academic support and skills.
As we look ahead, I could not be prouder of the Chegg team, who continue to overperform in very difficult circumstances. And I want to share my appreciation, as we once again were named one of Fortune Magazine’s Best Technology Companies to work for and we won 8 awards from Comparably, including being named on the lists for Best Company Culture and Best Company Outlook. We are fortunate to be a mission driven company at a time when what we provide is more important than ever. We see the learner economy only getting bigger and more impactful. We believe Chegg’s core business of academic support and skills has significant growth ahead of it and, with a strong balance sheet, we will always look for opportunities to better serve the student. Chegg will continue to lead the transition from learning to earning, and support students no matter the path they take in their academic and professional careers.
And with that I will turn it over to Andy. Andy…

Prepared Remarks - Andy Brown, CFO Chegg, Inc.

Thanks Dan and good afternoon everyone.

Q1 was a great quarter for Chegg. We entered the year with momentum that continued through the quarter, with our financials and business metrics exceeding our expectations, giving us the confidence to increase our guidance for full year 2021. We also completed a capital raise, giving us the additional balance sheet flexibility and capacity to continue to invest in growth areas, while remaining opportunistic with external opportunities to fuel growth.

With that as a backdrop, let me walk you through the Q1 results.

For Q1, total revenue grew 51% to $198 million. This was primarily driven by subscriber growth of 64%, which includes a 12 percent contribution from Mathway, which we acquired in Q2 of 2020. This resulted in Chegg Services revenue of $162 million, or 62% growth over Q1 of 2020. We experienced strong growth across our subscription services in the U.S. and around the world. Required Materials revenue exceeded our expectations during the quarter as we saw increased demand for textbook sales versus rentals, which increases in-period revenue versus rentals that are recognized ratably over the semester, resulting in moderated gross margins for the quarter. All of this resulted in an 80% year-over-year increase in adjusted EBITDA to $57 million, demonstrating the continued leverage and power of our subscription model, which allows us to invest for future growth, while improving our adjusted EBITDA margin.

Our business model inherently supports operating leverage as we scale – the majority of our subscribers are acquired through unpaid channels, our content is created once and then used many times by learners across the globe, and much of our learning content we offer is relevant globally. We have a proven history of expanding our adjusted EBITDA margin while investing in future growth and we believe Chegg’s brand, reach, and balance sheet will allow us to continue to do so.

Looking at the balance sheet, we ended the quarter with $2.6 billion of cash and investments. This includes a capital raise we completed in February of $1.1 billion. We believe the combination of our direct-to-student model, balance sheet, and cash flows are the strongest in the education industry and put us in the best position to grow organically and, should opportunities become available, through acquisition. We continue to believe consolidation is likely in our industry, and as such, the strength of our balance sheet puts us in the pole position should opportunities present themselves.

Moving on to guidance. As a result of our strong Q1 results and continued momentum, we are raising our guidance for the year.
•For 2021, we now expect total revenue to be between $790 and $800 million,
•With Chegg Services revenue between $675 and $685 million,
•Gross margin between 68% and 69%,
•And adjusted EBITDA between $275 and $280 million, or 35% adjusted EBITDA margin, which is up 100 basis points from our prior guidance.

For Q2 we expect:

•Total revenue to be between $188 and $190 million,
•With Chegg Services revenue between $166 and $168 million,
•Gross margin between 69% and 70%,
•And adjusted EBITDA between $72 and $74 million.

In closing, we had another strong quarter. We delivered above the high end of our expectations, giving us confidence to increase full year guidance. We continue to believe that we will be a high-growth company with expanding margins for the foreseeable future, even after lapping the extraordinary growth we experienced over the last year, which reflects the importance of Chegg’s services to our students and the strength of our operating model.

With that, I’ll turn the call over to the operator for your questions.

Conference Call and Webcast Information

To access the call, please dial 1-877-407-4018, or outside the U.S. +1-201-689-8471, five minutes prior to 1:30 p.m. Pacific Daylight Time (or 4:30 p.m. Eastern Daylight Time). A live webcast of the call will also be available at http://investor.chegg.com under the Events & Presentations menu. An audio replay will be available beginning at 4:30 p.m. Pacific Daylight Time (or 7:30 p.m. Eastern Daylight Time) on May 3, 2021, until 8:59 p.m. Pacific Standard Time (or 11:59 p.m.

Eastern Daylight Time) on May 10, 2021, by calling 1-844-512-2921, or outside the U.S. +1-412-317-6671, with Conference ID 13718513. An audio archive of the call will also be available at http://investor.chegg.com.

Use of Investor Relations Website for Regulation FD Purposes

Chegg also uses its media center website, http://www.chegg.com/press, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor http://www.chegg.com/press, in addition to following press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

About Chegg

Chegg is A Smarter Way to Student®. We strive to improve educational outcomes by putting the student first. We support students on their journey from high school to college and into their career with tools designed to help them learn their course materials, succeed in their classes, save money on required materials, and learn the most in-demand skills. Our services are available online, anytime and anywhere. Chegg is a publicly held company based in Santa Clara, California and trades on the NYSE under the symbol CHGG. For more information, visit www.chegg.com.

Use of Non-GAAP Measures

To supplement Chegg’s financial results presented in accordance with generally accepted accounting principles in the United States (GAAP), this press release and the accompanying tables and the related earnings conference call contain non-GAAP financial measures, including adjusted EBITDA, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, non-GAAP weighted average shares, non-GAAP net income per share, and free cash flow. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Net Loss to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow,” and “Reconciliation of Forward-Looking Net Income to EBITDA and Adjusted EBITDA.”

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Chegg defines (1) adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for print textbook depreciation expense and to exclude share-based compensation expense, other (expense) income, net, and acquisition-related compensation costs; (2) non-GAAP operating expenses as operating expenses excluding share-based compensation expense, amortization of intangible assets, and acquisition-related compensation costs; (3) non-GAAP income from operations as income from operations excluding share-based compensation expense, amortization of intangible assets, and acquisition-related compensation costs; (4) non-GAAP net income as net loss excluding share-based compensation expense, amortization of intangible assets, acquisition-related compensation costs, amortization of debt discount and issuance costs, the loss on early extinguishment of debt, the loss on change in fair value of derivative instruments, net, and gain on sale of strategic equity investment; (5) non-GAAP weighted average shares outstanding as weighted average shares outstanding adjusted for the effect of dilutive options, restricted stock units, and shares related to our convertible senior notes; (6) non-GAAP net income per share is defined as non-GAAP net income divided by non-GAAP weighted average shares outstanding; and (7) free cash flow as net cash provided by operating activities excluding purchases of property and equipment, purchases of textbooks and proceeds from disposition of textbooks. To the extent additional significant non-recurring items arise in the future, Chegg may consider whether to exclude such items in calculating the non-GAAP financial measures it uses.

Chegg believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Chegg’s performance by excluding items that may not be indicative of Chegg’s core business, operating results or future outlook. Chegg management uses these non-GAAP financial measures in assessing Chegg’s operating results, as well as when planning, forecasting and analyzing future periods and believes that such measures enhance investors’ overall understanding of our current financial performance. These non-GAAP financial measures also facilitate comparisons of Chegg’s performance to prior periods.

As presented in the “Reconciliation of Net Loss to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of Forward-Looking Net Income to EBITDA and Adjusted EBITDA,” and “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow” tables below, each of the non-GAAP financial measures excludes one or more of the following items:

Share-based compensation expense.

Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Chegg's control. As a result, management excludes this item from Chegg's internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation expense provide investors with a basis to measure Chegg's core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Amortization of intangible assets.

Chegg amortizes intangible assets that it acquires in conjunction with business combinations, which results in non‑cash operating expenses that would not otherwise have been incurred had Chegg internally developed such intangible assets. Chegg believes excluding the accounting expense associated with acquired intangible assets from non-GAAP measures allows for a more accurate assessment of its ongoing operations.

Acquisition-related compensation costs.

Acquisition-related compensation costs include compensation expense resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions. In most cases, these acquisition-related compensation costs are not factored into management's evaluation of potential acquisitions or Chegg's performance after completion of acquisitions, because they are not related to Chegg's core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related compensation costs from non-GAAP measures provides investors with a basis to compare Chegg’s results against those of other companies without the variability caused by purchase accounting.

Amortization of debt discount and issuance costs.

Beginning January 1, 2021, as a result of our adoption of Accounting Standards Update (ASU) 2020-06 (ASU 2020-06), we account for our convertible senior notes entirely as a liability and no longer record interest expense related to the amortization of the debt discount. We continue to recognize the effective interest expense on our convertible senior notes and amortize the debt issuance costs over the term of the convertible senior notes. We adopted ASU 2020-06 under the modified retrospective method applied to convertible senior notes outstanding as of January 1, 2021 and have not changed previously disclosed amounts or provided additional disclosures for comparative periods. Prior to our adoption of ASU 2020-06, we were required to separately account for the liability (debt) and equity (conversion option) components of our convertible senior notes and recognize the effective interest expense on our convertible senior notes and amortize the debt discount and issuance costs over the term of the notes.

The difference between the effective interest expense and the contractual interest expense are excluded from management's assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Chegg believes that the exclusion of the non-cash interest expense provides investors an enhanced view of our performance and enables the comparison of period-over-period results.

Loss on early extinguishment of debt.

Beginning January 1, 2021, as a result of our adoption of ASU 2020-06 and accounting for our convertible seniors notes entirely as a liability, we are required to compare the total consideration of extinguished convertible senior notes to the respective carrying amounts and record loss. Prior to our adoption of ASU 2020-06, we were required to separately account for the liability (debt) and equity (conversion option) components of our convertible senior notes which required us to estimate the fair value of extinguished or converted convertible senior notes and compare to the respective carrying amount to record a loss. The loss on early extinguishment of debt is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Loss on change in fair value of derivative instruments, net.

Our convertible senior notes embedded conversion options and related capped call instruments meet certain conditions for exclusion as derivative instruments and instead meet conditions to be classified in equity. The embedded conversion features and capped call transactions are not remeasured as long as they continue to meet the conditions for equity classification, otherwise they are classified as derivative instruments and recorded at fair value with changes in fair value recorded in other (expense) income, net. The loss on change in fair value of derivative instruments is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Gain on sale of strategic equity investment.

The gain on sale of strategic equity investment represents a one-time event to record a gain on our strategic equity investment in a foreign entity that was acquired. The gain on sale of strategic equity investment is a non-cash expense and we believe the exclusion of the impairment charge from non-GAAP financial measures provides investors with a better comparison of period-over-period results.

Effect of shares for stock plan activity.

The effect of shares for stock plan activity represents the dilutive impact of outstanding stock options, RSUs, and PSUs calculated under the treasury stock method. Basic and diluted net loss per share was the same under GAAP, as the inclusion of all potential common shares outstanding would have been anti-dilutive, however, these common shares are dilutive when calculating non-GAAP weighted average shares outstanding as we were in a non-GAAP net income position.

Effect of shares related to convertible senior notes.

Beginning January 1, 2021, as a result of our adoption of ASU 2020-06, the effect of shares related to convertible senior notes represents the dilutive impact of outstanding convertible senior notes calculated under the if-converted method which assumes all outstanding convertible senior notes are converted at the beginning of the period resulting in a higher share count when calculating the dilutive impact. Prior to our adoption of ASU 2020-06, the effect of shares related to convertible senior notes represents the dilutive impact of outstanding convertible senior notes calculated under the treasury stock method.

Basic and diluted net loss per share was the same under GAAP, as the inclusion of all potential common shares outstanding would have been anti-dilutive, however, these shares are dilutive when calculating non-GAAP weighted average shares outstanding as we were in a non-GAAP net income position.

Free cash flow.

Free cash flow represents net cash provided by operating activities excluding purchases of property and equipment and purchases of textbooks and including proceeds from the disposition of textbooks. Chegg considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment and textbooks, which can then be used to, among other things, invest in Chegg's business and make strategic acquisitions. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in Chegg's cash balance for the period.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include, without limitation statements regarding the impact of the ongoing coronavirus (COVID-19) pandemic on Chegg’s financial condition and results of operations, Chegg's continued momentum and 2021 guidance; and those included in the investor presentation referenced above, those included in the “Prepared Remarks” sections above, and all statements about Chegg’s outlook under “Business Outlook.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “endeavor,” “will,” “should,” “future,” “transition,” “outlook” and similar expressions, as they relate to Chegg, are intended to identify forward-looking statements. These statements are not guarantees of future performance, and are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: Chegg’s ability to attract new students, increase engagement and increase monetization; the ongoing uncertainty regarding the return of students to in-person classes and remote learning, and the effects of COVID-19 on college enrollment, Chegg’s ability to attract new students from high schools and colleges, which are populations with inherently high turnover; the ease of accessing Chegg’s offerings through search engines; the rate of adoption of Chegg’s offerings; the effect and integration of Chegg’s acquisition of Imagine Easy Solutions, Cogeon, WriteLab, StudyBlue, Thinkful and Mathway; Chegg’s ability to strategically take advantage of new opportunities; competitive developments, including pricing pressures and other services targeting students; Chegg’s anticipated growth of Chegg Services; Chegg’s ability to build and expand its services offerings; Chegg’s ability to develop new products and services on a cost-effective basis and to integrate acquired businesses and assets; the impact of seasonality on the business; Chegg's reputation with students and tutors; the outcome of any current litigation and investigations; the ability of our logistics partner to manage the fulfillment processes; Chegg’s ability to effectively control operating costs; changes in Chegg’s addressable market; regulatory changes, in particular concerning education, privacy and marketing; changes in the education market; and general economic, political and industry conditions, including the ongoing COVID-19 pandemic. All information provided in this release and in the conference call is as of the date hereof and Chegg undertakes no duty to update this information except as required by law. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Chegg's Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission on February 22, 2021, and could cause actual results to vary from expectations.

CHEGG, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except for number of shares and par value)
(unaudited)

	March 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$656,168	$479,853
Short-term investments	1,215,944	665,567
Accounts receivable, net of allowance of $169 and $153 at March 31, 2021 and December 31, 2020, respectively	11,633	12,913
Prepaid expenses	25,256	12,776
Other current assets	26,625	11,846
Total current assets	1,935,626	1,182,955
Long-term investments	711,224	523,628
Textbook library, net	24,000	34,149
Property and equipment, net	134,093	125,807
Goodwill	290,601	285,214
Intangible assets, net	49,798	51,249
Right of use assets	22,617	24,226
Other assets	25,602	24,030
Total assets	$3,193,561	$2,251,258
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$14,902	$8,547
Deferred revenue	48,608	32,620
Accrued liabilities	78,089	68,565
Current portion of convertible senior notes, net	109,494	—
Total current liabilities	251,093	109,732
Long-term liabilities
Long-term portion of convertible senior notes, net	1,673,946	1,506,922
Long-term operating lease liabilities	17,551	19,264
Other long-term liabilities	7,628	5,705
Total long-term liabilities	1,699,125	1,531,891
Total liabilities	1,950,218	1,641,623
Commitments and contingencies
Stockholders' equity:
Preferred stock, 0.001 par value – 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, 0.001 par value 400,000,000 shares authorized; 141,317,066 and 129,343,524 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	141	129
Additional paid-in capital	1,645,352	1,030,577
Accumulated other comprehensive (loss) income	(1,238)	1,530
Accumulated deficit	(400,912)	(422,601)
Total stockholders' equity	1,243,343	609,635
Total liabilities and stockholders' equity	$3,193,561	$2,251,258

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Net revenues	$198,378	$131,590
Cost of revenues(1)	71,384	42,390
Gross profit	126,994	89,200
Operating expenses:
Research and development(1)	46,131	39,541
Sales and marketing(1)	26,214	20,238
General and administrative(1)	37,870	26,145
Total operating expenses	110,215	85,924
Income from operations	16,779	3,276
Interest expense, net and other (expense) income, net:
Interest expense, net	(1,929)	(13,427)
Other (expense) income, net	(77,208)	4,960
Total interest expense, net and other (expense) income, net	(79,137)	(8,467)
Loss before provision for income taxes	(62,358)	(5,191)
Provision for income taxes	2,821	522
Net loss	$(65,179)	$(5,713)
Net loss per share, basic and diluted	$(0.49)	$(0.05)
Weighted average shares used to compute net loss per share, basic and diluted	134,352	122,428

(1) Includes share-based compensation expense as follows:
Cost of revenues	$362	$169
Research and development	7,959	6,991
Sales and marketing	2,919	2,186
General and administrative	11,860	8,988
Total share-based compensation expense	$23,100	$18,334

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities
Net loss	$(65,179)	$(5,713)
Adjustments to reconcile net loss to net cash provided by operating activities:
Print textbook depreciation expense	3,760	3,527
Other depreciation and amortization expense	14,846	9,243
Share-based compensation expense	23,100	18,334
Amortization of debt discount and issuance costs	1,626	12,946
Loss on early extinguishment of debt	78,152	—
Loss on change in fair value of derivative instruments, net	7,148	—
Loss from write-off of property and equipment	757	—
Gain on sale of strategic equity investment	(5,338)	—
Loss (gain) on textbook library, net	4,028	(1,175)
Operating lease expense, net of accretion	1,589	1,053
Other non-cash items	87	(312)
Change in assets and liabilities, net of effect of acquisition of business:
Accounts receivable	2,240	4,929
Prepaid expenses and other current assets	(25,075)	(9,707)
Other assets	1,058	(1,425)
Accounts payable	6,597	(436)
Deferred revenue	15,988	16,973
Accrued liabilities	9,386	15,972
Other liabilities	(1,197)	(1,242)
Net cash provided by operating activities	73,573	62,967
Cash flows from investing activities
Purchases of property and equipment	(18,984)	(19,965)
Purchases of textbooks	(4,527)	(36,830)
Proceeds from disposition of textbooks	4,038	2,170
Purchases of investments	(925,748)	(112,421)
Maturities of investments	181,315	121,784
Purchase of strategic equity investment	—	(2,000)
Proceeds from sale of strategic equity investment	6,845	—
Acquisition of business, net of cash acquired	(7,891)	—
Net cash used in investing activities	(764,952)	(47,262)
Cash flows from financing activities
Proceeds from common stock issued under stock plans, net	347	2,667
Payment of taxes related to the net share settlement of equity awards	(59,176)	(46,836)
Proceeds from equity offering, net of offering costs	1,091,466	—
Repayment of convertible senior notes	(189,849)	—
Proceeds from exercise of convertible senior notes capped call	24,812	—
Net cash provided by (used in) financing activities	867,600	(44,169)
Net increase (decrease) in cash, cash equivalents and restricted cash	176,221	(28,464)
Cash, cash equivalents and restricted cash, beginning of period	481,715	389,432
Cash, cash equivalents and restricted cash, end of period	$657,936	$360,968

	Three Months Ended March 31,
	2021	2020
Supplemental cash flow data:
Cash paid during the period for:
Interest	$502	$500
Income taxes, net of refunds	$3,063	$756
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$1,998	$1,572
Non-cash investing and financing activities:
Accrued purchases of long-lived assets	$904	$8,020
Issuance of common stock related to repayment of convertible senior notes	$11,237	$—

	March 31,
	2021	2020
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$656,168	$359,101
Restricted cash included in other current assets	38	306
Restricted cash included in other assets	1,730	1,561
Total cash, cash equivalents and restricted cash	$657,936	$360,968

CHEGG, INC.
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Net loss	$(65,179)	$(5,713)
Interest expense, net	1,929	13,427
Provision for income taxes	2,821	522
Print textbook depreciation expense	3,760	3,527
Other depreciation and amortization expense	14,846	9,243
EBITDA	(41,823)	21,006
Print textbook depreciation expense	(3,760)	(3,527)
Share-based compensation expense	23,100	18,334
Other (expense) income, net	77,208	(4,960)
Acquisition-related compensation costs	2,421	940
Adjusted EBITDA	$57,146	$31,793

CHEGG, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Operating expenses	$110,215	$85,924
Share-based compensation expense	(22,738)	(18,165)
Amortization of intangible assets	(2,335)	(2,467)
Acquisition-related compensation costs	(2,421)	(940)
Non-GAAP operating expenses	$82,721	$64,352

Income from operations	$16,779	$3,276
Share-based compensation expense	23,100	18,334
Amortization of intangible assets	4,449	2,467
Acquisition-related compensation costs	2,421	940
Non-GAAP income from operations	$46,749	$25,017

Net loss	$(65,179)	$(5,713)
Share-based compensation expense	23,100	18,334
Amortization of intangible assets	4,449	2,467
Acquisition-related compensation costs	2,421	940
Amortization of debt discount and issuance costs	1,626	12,946
Loss on early extinguishment of debt	78,152	—
Loss on change in fair value of derivative instruments, net	7,148	—
Gain on sale of strategic equity investment	(5,338)	—
Non-GAAP net income	$46,379	$28,974

Weighted average shares used to compute net loss per share	134,352	122,428
Effect of shares for stock plan activity	3,563	4,376
Effect of shares related to convertible senior notes	28,818	3,968
Non-GAAP weighted average shares used to compute non-GAAP net income per share	166,733	130,772

Net loss per share	$(0.49)	$(0.05)
Adjustments	0.77	0.27
Non-GAAP net income per share	$0.28	$0.22

CHEGG, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Net cash provided by operating activities	$73,573	$62,967
Purchases of property and equipment	(18,984)	(19,965)
Purchases of textbooks	(4,527)	(36,830)
Proceeds from disposition of textbooks	4,038	2,170
Free cash flow	$54,100	$8,342

CHEGG, INC.
RECONCILIATION OF FORWARD-LOOKING NET INCOME TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ending June 30, 2021	Year Ending December 31, 2021
Net income	$25,500	$5,900
Interest expense, net	1,800	7,000
Provision for income taxes	1,900	8,500
Textbook library depreciation expense	3,700	15,400
Other depreciation and amortization expense	14,000	59,500
EBITDA	46,900	96,300
Textbook library depreciation expense	(3,700)	(15,400)
Share-based compensation expense	29,000	115,000
Other (expense) income, net	(700)	75,200
Acquisition-related compensation costs	1,500	6,400
Adjusted EBITDA*	$73,000	$277,500

* Adjusted EBITDA guidance for the three months ending June 30, 2021 and year ending December 31, 2021 represent the midpoint of the ranges of $72 million to $74 million and $275 million to $280 million, respectively.